SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

      Date: May 19, 2005

                                              /s/Karla M. Rabusch

                                              Karla M. Rabusch
                                              President
                                              Wells Fargo Funds Trust

                            SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Funds Trust (the "Trust"), hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

      Date: May 19, 2005

                                              /s/Stacie D. DeAngelo

                                              Stacie D. DeAngelo
                                              Treasurer
                                              Wells Fargo Funds Trust